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                                                                   Exhibit 10.33

NORTH CAROLINA

WAKE COUNTY                                  LEASE MODIFICATION AGREEMENT NO. 1

         THIS LEASE MODIFICATION AGREEMENT NO. 1 (the "Agreement") is made and entered into as of the 22 day of December 1999, by and between PHOENIX LIMITED PARTNERSHIP OF RALEIGH, a Delaware limited partnership ("Landlord"), and SUMMUS LIMITED, a Delaware corporation ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated August 12, 1999 (the "Lease"), pursuant to which Tenant leased approximately 17,189 square feet of office space contained in Suite 600 (the "Leased Premises") of the building located at Two Hannover Square, 434 Fayetteville Street Mall, Raleigh, North Carolina 27601 (the "Building"). (The Lease is incorporated herein by reference in its entirety. Terms used and not otherwise defined herein shall have the meaning ascribed to them in the Lease); and

         WHEREAS, the Target Commencement Date and the Target Expiration Date of the Lease were both set forth in Subsection 2.01(h) as October 1, 1999, and September 30, 2005, respectively; and

         WHEREAS, the actual Commencement Date of the Lease is October 5, 1999, and

         WHEREAS, pursuant to Section 3.05 of the Lease, it is the desire of Landlord and Tenant to set forth the actual Commencement Date and the actual Expiration Date upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the premises, rent, mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Commencement Date and Expiration Date. Effective as of the Execution Date, Subsection 2.01(h) of the Lease shall be amended by correcting the Target Commencement Date and the Target Expiration Date for the Leased Premises. Therefore, the Lease shall be amended to reflect that the Commencement Date of the Lease shall be October 5, 1999, and the Expiration Date of the Lease shall be October 31, 2005.

         2. Affirmation of Lease. Except as expressly modified herein, the original terms and conditions of the Lease shall remain in full force and effect.

         3. Binding Agreement. This Agreement shall be binding upon the parties, their representatives, heirs, successors and assigns.

         4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

                   (Signatures appear on the following page.)

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

                     LANDLORD:

                     Phoenix Limited Partnership of Raleigh, a Delaware limited partnership (SEAL)

                     By:                    Acquisition Group Inc., Its Managing
                     General Partner (SEAL)


                     By: /s/ Craig Shimomura
                        -------------------------------(SEAL)
                        Craig Shimomura, Vice President



                     TENANT:

                     Summus Limited, a Delaware corporation

                     By: /s/ William B. Silvernail
                        ------------------------------------
                        William B. Silvernail, President and CEO

(Corporate Seal)

Attest:


By:
   ___________________________

  _______________Secretary